UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2023

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Hooker Furnishings Corporation

(Exact name of registrant as specified in its charter)

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Virginia	000-25349	54-0251350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard

Martinsville, Virginia 24112

(Address of Principal Executive Offices) (Zip Code)

(276) 632-2133

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HOFT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 12, 2023, Hooker Furnishings Corporation (the “Company”) determined to delay the release of its scheduled earnings press release and conference call for its 2023 fiscal year ended January 29, 2023 in order to (1) permit additional time to finalize the calculation of non-cash charges (the “charges”) related to the previously announced exit and restructuring of certain business units in its Home Meridian operating segment and (2) evaluate the effectiveness of the Company’s internal control over financial reporting as of the end of the annual period.

The charges are anticipated to be less than the approximate $34 million charge disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2023. However, the ultimate amount of the charge is subject to finalization, review and internal control procedures by the Company and the completion of its annual financial statement audit.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release dated April 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooker Furnishings Corporation

Date: April 12, 2023	By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Chief Financial Officer and Senior Vice-President - Finance and Accounting